Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-24669, 33-93540, 333-51623, 333-93923, 333-83781 and 333-83781-01 on Form
S-3, and Registration Statement Nos. 33-88202, 333-78 and 333-79897 on Form S-8 of Summit Properties Inc., of our report dated January 22, 2001, appearing in this Annual Report on Form 10-K of Summit Properties Inc. for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE
Charlotte, North Carolina
March 9, 2001